As filed with the Securities and Exchange Commission on June 12, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1400	77-0664171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(208) 769-4100

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Michael B. White

General Counsel

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(208) 769-4100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to:

Donald J. Bingle, Esq.

David C. Sienko, Esq.

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

(312) 372-1121

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.25 per share	17,391,302	$3.45	$59,999,992		$(1)
Common Stock, par value $0.25 per share underlying Series 4 Warrants	12,173,913	$3.68	$44,800,000	$(1	)(2)

(1)	Pursuant to Rule 457(p) under the Securities Act of 1933, unused filing fees of $11,946.67 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (Statement No. 333-126362) filed by the registrant on July 1, 2005, and have been carried forward to the Registration Statement of which this prospectus forms a part. Of those fees, $5,847.84 offsets the registration fee due for this offering, and $6,098.83 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.
(2)	Calculated in accordance with Rule 457(g).

PROSPECTUS

29,565,215 SHARES OF COMMON STOCK

HECLA MINING COMPANY

We have prepared this prospectus to register for resale (i) 17,391,302 shares of our common stock, and (ii) 12,173,913 shares of our common stock underlying Series 4 warrants to purchase our common stock, in each case previously issued by us to the selling stockholders named herein pursuant to a private placement that closed on June 4, 2009.

The selling stockholders named herein, or their pledgees, donees, transferees, or other successors in interest (the “Selling Stockholders”) may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

To the extent any of the Series 4 warrants are exercised for cash, if at all, we will receive the exercise price for those warrants. To the extent any of the Series 4 warrants are exercised pursuant to cashless exercise provisions, we will not receive any proceeds from any such sale of these shares. We will not receive any proceeds from the resale of our common stock by any Selling Stockholders.

We have a separate prospectus that relates to holders of our Series 1 and Series 3 warrants and 12% Convertible Preferred Stock, as well as common stock issued or issuable in connection with such securities. No Series 2 warrants remain outstanding.

You should read this prospectus carefully before you invest in our securities. You should read this prospectus together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “HL.” The last reported sale price of our common stock on the New York Stock Exchange on June 9, 2009 was $3.02 per share.

Investing in shares of our common stock involves a high degree of risk. Before buying any shares (including by exercise of warrants), you should read the discussion of material risks in “Risk Factors” on page 1 of this prospectus.

The complete mailing address and telephone number of our principal executive offices is:

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(208) 769-4100

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2009.

You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

RISK FACTORS

You should consider the “Risk Factors” included under Item 1A. to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated by reference in this prospectus. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Information Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus and the other public filings incorporated by reference herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements are statements of expectations, beliefs, plans, objectives, assumptions or future events or performance. Words or phrases such as “may,” “will,” “could,” “anticipate,” “believe,” “should,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will likely result,” “will continue,” or similar expressions identify forward-looking statements.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis including, without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, but there can be no assurance that our expectations, beliefs or projections will be achieved or accomplished. In addition to other factors and matters discussed elsewhere in this prospectus or incorporated by reference, some important factors that could cause our actual results or outcomes to differ materially from those discussed in forward-looking statements include:

•	metals prices and price volatility;

•	volatility of metals production and costs;

•	exploration risks and results;

•	variance in ore grades;

•	our ability to obtain financing for working capital, construction costs and the repayment of any future maturing debt;

•	capital market conditions, including interest rate fluctuations and capital availability;

•	project development risks;

•	general economic, political, financial market, and infrastructure conditions;

•	compliance with the terms and conditions of existing or future financings;

•	mining risks and hazards;

•	risks inherent in foreign exploration activities and operations;

•	remediation, reclamation, and environmental costs;

•	the results or settlements of pending litigation;

•	cash flow;

•	currency fluctuations and currency exchange regulations;

•	reserve estimates;

•	changes in, and compliance with, environmental laws and policies;

•	financial or regulatory accounting principles or policies imposed by governing bodies;

•	political risks;

•	new federal, state and local laws that could have adverse effects on operating results;

•	legal and regulatory proceedings and issues;

•	the impact of any acquisitions or dispositions of operations, assets, entities, or mining properties; and

•	employee workforce factors, including strikes, work stoppages and the loss of key executives.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

To the extent Series 4 warrants are exercised on a cashless basis, we will receive no proceeds. To the extent the warrants are exercised for cash, we will receive the exercise price for those warrants. Otherwise, the net proceeds from any disposition of the shares covered hereby will be received by the Selling Stockholders. We will not receive any of the proceeds from the sale by the Selling Stockholders of the common stock offered by this prospectus. If all of the warrants covered by this prospectus are exercised in full for cash, we will receive proceeds of approximately $45 million.

We intend to use any net proceeds from the exercise of the warrants to repay indebtedness under our term loan facility at least to the extent required by the facility if it remains outstanding at the time of such exercise, and to use the remainder for working capital and general corporate purposes. Our term loan facility requires that 75% of the net proceeds of the exercise of our warrants covered by this prospectus be used to reduce indebtedness outstanding under our term loan facility.

The warrants covered by this prospectus are Series 4 warrants we issued on June 4, 2009, when we closed a private placement offering of 17,391,302 shares of common stock and Series 4 warrants to purchase 12,173,913 shares of our common stock. The securities were issued in the form of units (“Units”), with each Unit consisting of one share of our common stock and seven-tenths of a Series 4 common stock purchase warrant. The Units were sold at a price of $3.45 per Unit. Each whole warrant is exercisable for a share of our common stock at a price of $3.68 per share beginning on or about December 1, 2009 (the “Initial Exercise Date”) and during the 181 day period following the Initial Exercise Date, except as such period may be extended by reason of the unavailability of the registration statement of which this prospectus is a part. See discussion of the Registration Rights Agreement below. Rodman & Renshaw, LLC (“Rodman”) acted as the placement agent for the private placement offering.

More information concerning the offering of Units can be obtained from our Current Report on Form 8-K filed with the SEC on June 8, 2009, which is incorporated by reference in this prospectus. Please refer to “Where You Can Find More Information” below for directions on obtaining the document.

Pursuant to the securities purchase agreement (“Securities Purchase Agreement”), we sold the Units to the Selling Stockholders for aggregate gross proceeds of approximately $60,000,000 (the “Placement”). As the Placement Agent for the Placement, Rodman received a cash fee of four percent (4%) of the gross proceeds ($2,400,000). As part of the Placement, we also entered into a registration rights agreement with the Selling Stockholders (the “Registration Rights Agreement”), pursuant to which we are required to use our commercially reasonable efforts to file a registration statement with the SEC and to maintain its effectiveness for a period of time, with respect to resales of the shares of common stock and the common stock underlying the warrants we sold in the Placement. This prospectus is part of the registration statement filed in satisfaction of our obligations under the Securities Purchase Agreement and the Registration Rights Agreement, each of which is included as an exhibit to our Current Report on Form 8-K filed with the SEC on June 8, 2009, which is incorporated by reference in this prospectus. Please refer to “Where You Can Find More Information” below for directions on obtaining those documents.

SELLING STOCKHOLDERS

We have prepared this prospectus, in part, to facilitate the sale by the Selling Stockholders, from time to time, of up to 29,565,215 shares of our common stock (including 12,173,913 shares of common stock which they may acquire upon the exercise of Series 4 warrants).

All of the common stock offered by this prospectus may be offered by the Selling Stockholders for their own accounts. We would not receive any proceeds from any such sale of these shares. To the extent any of the Series 4 warrants are exercised for cash, if at all, we will receive the exercise price for those warrants.

December 2008 Registered Direct Sale of Common Stock and Series 1 and Series 2 Warrants

On December 11, 2008, pursuant to a Securities Purchase Agreement dated December 10, 2008, we sold to those Selling Stockholders identified in a footnote to the table below, approximately 10,244,000 shares of our common stock, priced at $2.05 per share, along with Series 1 warrants to purchase up to 7,682,927 shares of our common stock at an exercise price of $2.45 per share and Series 2 warrants to purchase up to 7,682,927 shares of our common stock at an exercise price of $2.35 per share. The Series 2 warrants expired unexercised on February 28, 2009. The Series 1 warrants were exercisable beginning on June 9, 2009 and expire on or about June 9, 2014. Rodman acted as our placement agent for the offering, and received a placement fee equal to $945,000 as well as Series 1 warrants to purchase 460,976 shares of our common stock at an exercise price of $2.56 per share. The shares of our common stock and the Series 1 and Series 2 warrants were offered and sold under a base prospectus dated as of September 7, 2007, as supplemented by a prospectus supplement filed with the SEC on December 10, 2008.

Security Holdings of Selling Stockholders

The following table sets forth information with respect to our common stock known to us to be beneficially owned by the Selling Stockholders as of June 4, 2009, including shares obtainable under Series 4 warrants, and being offered under this prospectus. To our knowledge, except as otherwise disclosed herein, each of the Selling Stockholders has sole voting and investment power over the common stock listed in the table below. Except as otherwise disclosed herein (including the documents incorporated herein by reference), no Selling Stockholder has had a material relationship with us during the three years immediately preceding this offering, other than as an owner of our common stock or other securities. We are not able to estimate the amount of shares that will be held by each Selling Stockholder after the completion of this offering because each Selling Stockholder may offer all or some of its shares, and, except as indicated in the following table, there currently are no agreements, arrangements, or understandings with respect to the sale of any of the shares. The following table assumes that all of the shares being registered pursuant to this prospectus, including shares issuable upon exercise of the Series 4 warrants, will be sold in the offering.

Name	Total Number of Shares Before Sale†	Shares Offered Hereby	Shares Remaining After Sale	Percent*
Capital Ventures International(1)	10,586,779	9,855,072	731,707	#
RCG PB, Ltd**(2)	3,825,662	2,069,565	1,756,097	#
Ramius Enterprise Master Fund Ltd **(3)	1,325,981	886,956	439,025	#
Cranshire Capital, L.P.**(4)	5,731,699	2,956,521	2,775,168	1.2%
Hudson Bay Fund LP**(5)	2,280,858	886,956	1,393,902	#
Hudson Bay Overseas Fund Ltd.**(6)	4,207,301	1,576,813	2,630,488	1.1%
Visium Equity Global Master Fund, Ltd.(7)	2,463,768	2,463,768	0	#
Rockmore Investment Master Fund Ltd.(8)	4,097,315	2,956,521	1,140,794	#
BAM Opportunity Fund, L.P(9)	2,463,768	2,463,768	0	#
Hartz Capital Investments, LLC**(10)	4,000,353	2,463,768	1,536,585	#
Sprott Asset Management Inc.(11)	3,635,707	985,507	2,650,200	1.1%

†	Assumes exercise of all warrants, including the Series 4 warrants, held by such Selling Stockholder. The Series 4 warrants are exercisable beginning on December 2, 2009.
*	Percentage is based on 235,590,519 shares of common stock outstanding as of June 9, 2009.

(1)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.
(2)	Ramius Advisors, LLC (“Ramius Advisors”) is the investment adviser of RCG PB, Ltd (“RCG PB”) and consequently has voting control and investment discretion over securities held by RCG PB. Ramius Advisors disclaims beneficial ownership of these securities. Ramius LLC is the sole managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors. Ramius disclaims beneficial ownership of these securities. C4S & Co., L.L.C. (“C4S”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius. C4S disclaims beneficial ownership of these securities. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.
(3)	Ramius Advisors, LLC (“Ramius Advisors”) is the investment adviser of Ramius Enterprise Master Fund Ltd (“Enterprise”) and consequently has voting control and investment discretion over securities held by Enterprise. Ramius Advisors disclaims beneficial ownership of these securities. Ramius LLC is the sole managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors. Ramius disclaims beneficial ownership of these securities. C4S & Co., L.L.C. (“C4S”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius. C4S disclaims beneficial ownership of these securities. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.
(4)	Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the shares of common stock beneficially owned by Cranshire.
(5)	Mr. Sander Gerber, as executive officer of Hudson Bay Management Capital LP, the Investment Manager, with the power to exercise investment discretion disclaims beneficial ownership over the securities held by Hudson Bay Fund LP. The selling stockholder acquired these securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.
(6)	Mr. Sander Gerber, as executive officer of Hudson Bay Management Capital LP, the Investment Manager, with the power to exercise investment discretion disclaims beneficial ownership over the securities held by Hudson Bay Overseas Fund Ltd. The selling stockholder acquired these securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.
(7)	Visium Asset Management, LP (“VAM”) is the investment manager of Visium Equity Global Master Fund, Ltd. (“Investor”) and consequently has voting control and investment discretion over securities held by Investor. Jacob Gottlieb (“Mr. Gottlieb”), Chief Investment Officer, has voting control over VAM. As a result of the foregoing, each of Mr. Gottlieb and VAM may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares of common stock beneficially owned by Investor.
(8)	Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda (“Rockmore Master Fund”). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of June 4, 2009, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock as those terms are used for purposes under Regulation 13D-G of the Exchange Act. No person or “group” (as that term is used in Section 13(d) of the Exchange Act, or the SEC’s Regulation 13D-G) controls the Rockmore Master Fund.

(9)	Hal Mintz and Ross Berman are the managing members of BAM Capital, LLC, the general partner, and BAM Management, LLC, the investment manager, respectively of BAM Opportunity Fund, L.P. Each of the general partner, the investment manager and Messrs. Mintz and Berman disclaims beneficial ownership of all shares of the common stock reported hereby.
(10)	Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC c/o Empery Asset Management LP (“HCI”), has discretionary authority to vote and dispose of the shares held by HCI and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by HCI. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.
(11)	With respect to the 2,939,910 shares of common stock included in this column, Sprott Asset Management Inc. is the portfolio manager for Sprott Strategic Offshore Gold Fund Ltd. With respect to the 695,797 warrants included in this column, Sprott Asset Management Inc. is the portfolio manager for Sprott Gold and Precious Minerals Fund.
**	As described above, the Selling Stockholder purchased shares of common stock and Series 1 warrants from us in a registered direct offering in December 2008.
#	Less than 1%

This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

PLAN OF DISTRIBUTION

Exercise of the Warrants

Holders of the Series 4 warrants may exercise their respective warrants to purchase shares of our common stock on or before the applicable expiration date by delivering to us (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock, and any portion of a warrant not exercised prior to the expiration date shall be and become void and of no value.

In addition, the holders of the warrants may make a “cashless exercise” if, at any time after the six month anniversary of the date of the issuance of the Series 4 warrants, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This means the holders of the warrants would receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average of the prices per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants.

The shares of common stock issuable on exercise of the warrants will be, when issued and paid for in accordance with the respective warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Warrants.

As discussed above in Use of Proceeds, each warrant is exercisable on or after the Initial Exercise Date and during the 181 day period following the Initial Exercise Date. However, if we are not current with the public information requirements set forth in Rule 144 under the Securities Act at any time that is required in order for the Selling Stockholders to sell our common stock under Rule 144, then for each trading day that such failure occurs the exercise period shall be extended by one additional trading day.

Resales

Each Selling Stockholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the New York Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 and without the requirement for us to be in compliance with the current public information under Rule 144 or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF COMMON STOCK

The following summary is not complete. You should refer to the applicable provisions of our Certificate of Incorporation, as amended, and our Bylaws, as amended, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

We are authorized to issue 400,000,000 shares of common stock, par value $0.25 per share, of which 235,590,519 shares of common stock were issued and outstanding as of June 9, 2009.

Subject to the rights of the holders of any outstanding shares of preferred stock, each share of common stock is entitled to:

•	one vote on all matters presented to the stockholders, with no cumulative voting rights;

•

receive such dividends as may be declared by the board of directors out of funds legally available therefor (we have no present intention of paying dividends on our common stock in the foreseeable future and are currently restricted from paying such dividends); and

•	in the event of our liquidation or dissolution, share ratably in any distribution of our assets.

Holders of shares of common stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares, and no redemption or sinking fund provisions are applicable. All outstanding shares of common stock are fully paid and nonassessable.

All of our currently outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “HL”.

LEGAL MATTERS

The validity of the shares to be offered hereby is being passed upon for us by K&L Gates LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus and in the Registration Statement by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-1. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington D.C. 20549.

You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC’s Internet site at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may read and copy our SEC filings and other information at the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein. We incorporate by reference the documents listed below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which we filed with the SEC on March 2, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which we filed with the SEC on April 28, 2009;

•	our Current Reports on Form 8-K, which we filed with the SEC on January 2, January 13, February 4, February 9, February 12, March 11, 2009, June 3, 2009, and June 8, 2009; and

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2009.

We do not incorporate by reference documents or information furnished to, but not filed with, the SEC.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations, Hecla Mining Company, 6500 North Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815, (208) 769-4100. In addition, each document incorporated by reference is readily accessible on our Web site at www.hecla-mining.com.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us.

Printing and engraving expenses	$5,000
Accountant’s fees and expenses	$20,000
Legal fees and expenses	$50,000
Miscellaneous	$5,000
Total	$80,000

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are organized under the Delaware General Corporation Law (DGCL) which empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

The DGCL also empowers Delaware corporations to provide similar indemnity to any director or officer, or former director or officer, for expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation, except in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding described above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person, in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

The DGCL permits a Delaware corporation to purchase and maintain on behalf of any director or officer, insurance against liabilities incurred in such capacities. The DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification.

The DGCL further permits a corporation, in its original certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty except: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation, as amended, eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Delaware law. Our certificate of incorporation, as amended, and by-laws, as amended, provide that we will indemnify our officers and directors to the fullest extent permitted by Delaware law.

In addition, we have entered into an Indemnification Agreement with each of our officers and directors, which states that if the officer or director that is a party to the agreement was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, any threatened, pending, or completed action, suit, or proceeding or any inquiry or investigation, whether conducted by us or any other party, by reason of (or arising in part out of) any event or occurrence related to the fact that the officer or director is or was our director, officer, employee, agent, or fiduciary or is or was serving at our request as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise or by reason of anything done or not done by the officer or director that is a party to the agreement in any such capacity, we shall indemnify such officer or director to the fullest extent permitted by law and New York Stock Exchange requirements against any and all attorneys’ fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in, or participating in any claim described above, and judgments, fines, penalties, and amounts paid in settlement of any claim described above, provided that a member or members of our board of directors has not concluded upon review of the claim that the director or officer party to the agreement would not be permitted to be indemnified under applicable law. Prior to our change in control, as defined in the agreement, the director or officer who is a party to the agreement will not be entitled to indemnification in connection with any claim described above by such officer or director against us or any of our other directors or officers except under certain circumstances. In the event of a change in control, as defined in the agreement, other than a change in control which has been approved by a majority of our board of directors who were directors immediately prior to such change in control, then with respect to all matters thereafter rising concerning the rights of the director or officer party to the agreement to indemnity payments, we are required to seek legal advice only from special, independent counsel selected by such officer or director and approved by us.

The foregoing statements are subject to the detailed provisions of the DGCL and our certificate of incorporation, as amended and our bylaws, as amended.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

The table below sets forth our sales of unregistered securities over the last three years. The offer, issuance and delivery of the below listed shares of common stock did not require registration under Section 5 of the Securities Act because the transactions were exempted transactions under Section 4(2) of the Securities Act. This determination was based upon and assuming the accuracy of representations and warranties we obtained from certain recipients of our common stock, as well as by our general familiarity with the recipients and knowledge of their status as an accredited investor under Regulation D under the Securities Act.

Date Issued	Title of Each Class of Security	Amount Issued	Nature of Transaction
January 17, 2008	Common Stock, par value $0.25 per share	550,000	Our donation to the Hecla Charitable Foundation
January 24, 2008	Common Stock, par value $0.25 per share	118,333	As part of acquisition of properties in the Silver Valley of Northern Idaho

February 21, 2008	Common Stock, par value $0.25 per share	927,716	As part of acquisition of a joint venture interest in the San Juan Silver Joint Venture, which holds an approximately 25-square-mile consolidated land package in the Creede Mining District of Colorado.
April 16, 2008	Common Stock, par value $0.25 per share	4,365,000	To partially fund our acquisition of the remaining 70.3% interest in the Greens Creek Joint Venture
October 24, 2008	Common Stock, par value $0.25 per share	633,360	As the result of an amendment to a joint venture buy-in agreement with respect to the San Juan Silver Joint Venture
December 11, 2008	Series 1 Warrants to purchase shares of Common Stock, par value $0.25 per share	460,976	As part of the placement fee paid to Rodman & Renshaw, LLC in connection with the December 2008 registered direct offering of Common Stock and Series 1 and Series 2 Warrants
February 10, 2009	12% Convertible Preferred Stock, par value $0.25 per share	42,621	As payment of fee for principal payment deferral under the Fourth Amendment
June 4, 2009	Common Stock, par value $0.25 per share	17,391,302	As part of a private placement offering to partially pay our term loan facility.
June 4, 2009	Series 4 Warrants to purchase shares of Common Stock, par value $0.25 per share	12,173,913	As part of a private placement offering to partially pay our term loan facility.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See Exhibit Index on page II-7 of this registration statement. Financial Statement Schedules are not applicable.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hecla Mining Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on June 12, 2009.

HECLA MINING COMPANY

By:	/s/ Phillips S. Baker, Jr.
Phillips S. Baker, Jr., President, Chief Executive Officer and Director

Date:	June 12, 2009

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael B. White and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of June, 2009.

/s/ Phillips S. Baker, Jr. Phillips S. Baker, Jr. President, Chief Executive Officer and Director (principal executive officer)	/s/ Ted Crumley Ted Crumley Director

/s/ James A. Sabala James A. Sabala Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	/s/ Charles B. Stanley Charles B. Stanley Director

/s/ John H. Bowles John H. Bowles Director	/s/ George R. Nethercutt, Jr. George R. Nethercutt, Jr. Director

/s/ David J. Christensen David J. Christensen Director	/s/ Terry V. Rogers Terry V. Rogers Director

/s/ Anthony P. Taylor Anthony P. Taylor Director

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

3.1	Certificate of Incorporation of the Registrant as amended to date. Filed exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-8491), and exhibit 4.1(a) to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (File No. 1-8491), and incorporated herein by reference.

3.2	Bylaws of the Registrant as amended to date. Filed as exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on December 6, 2007 (File No. 1-8491), and incorporated herein by reference.

4.1(a)	Form of Series 1 Common Stock Purchase Warrant. Filed as exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on December 11, 2008 (File No. 1-8491), and incorporated herein by reference.

4.1(b)	Form of Series 2 Common Stock Purchase Warrant. Filed as exhibit 4.2 to Registrant’s Current Report on Form 8-K filed on December 11, 2008 (File No. 1-8491), and incorporated herein by reference.

4.1(c)	Form of Series 3 Common Stock Purchase Warrant. Filed as exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on February 9, 2009 (File No. 1-8491), and incorporated herein by reference.

4.1 (d)	Form of Series 4 Common Stock Purchase Warrant. Filed as exhibit 4.1 to Registrant’s Current Report on Form 8-K filed June 8, 2009 (File No. 1-8491), and incorporated herein by reference.

4.2(a)	Certificate of Designations of 6.5% Mandatory Convertible Preferred Stock of the Registrant. Filed as part of exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-8491), and incorporated herein by reference.

4.2(b)	Form of 6.5% Mandatory Convertible Preferred Stock Certificate. Filed as exhibit 4.1 to Registrant’s Current Report on Form 8-K filed December 14, 2007 (File No. 1-8491), and incorporated herein by reference.

4.2(c)	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant. Filed as exhibit 4.1(a) to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (File No. 1-8491), and incorporated herein by reference.

4.2(d)	Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock of the Registrant. Filed as part of exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-8491), and incorporated herein by reference.

4.2(e)	Certificate of Designations, Preferences and Rights of 12% Convertible Preferred Stock of the Registrant. Filed as part of exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-8491), and incorporated herein by reference.

5.1	Opinion of K&L Gates LLP.**

10.1	Underwriting Agreement, dated September 8, 2008, between Hecla Mining Company and Merrill Lynch, Pierce, Fenner & Smith incorporated and Scotia Capital (USA) Inc., as representatives of the underwriters identified therein. Filed as exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed on September 9, 2008 (File No. 1-8491), and incorporated herein by reference.

10.2	Placement Agency Agreement, dated December 10, 2008, by and between Hecla Mining Company and Rodman & Renshaw, LLC. Filed as exhibit 1.1 to Registrant’s Current Report on Form 8-K filed on December 11, 2008 (File No. 1-8491), and incorporated herein by reference.

10.3	Stock Purchase Agreement, dated as of February 12, 2008, by and among Kennecott Minerals Holdings Company, Hecla Admiralty Company, and Hecla Mining Company. Filed as exhibit 2.1 to Registrant’s Current Report on Form 8-K filed on February 19, 2008 (File No. 1-8491), and incorporated herein by reference. *

10.4	Asset Purchase Agreement, dated as of February 12, 2008, by and among Hecla Mining Company, Hecla Merger Company and Independence Lead Mines Company. Filed as exhibit 2.2 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (File No. 1-8491), and incorporated herein by reference. *

10.5	Agreement to Amend the Asset Purchase Agreement, dated August 12, 2008, by and among Independence Lead Mines Company, Hecla Mining Company and Hecla Merger Company. Filed as exhibit 2.1 to Registrant’s Current Report on Form 8-K filed on August 13, 2008 (File No. 1-8491), and incorporated herein by reference.

10.6	Shareholder Agreement, dated as of February 12, 2008 by and among Hecla Merger Company and each of Bernard C. Lannen, Wayne L. Schoonmaker, Gordon Berkhaug, and Robert Bunde. Filed as exhibit 3 to Independence Lead Mines Company’s Schedule 13D filed by Hecla Mining Company on February 22, 2008 (File No. 005-81828), and incorporated herein by reference.

10.7	Stock Purchase Agreement, dated as of June 19, 2008, by and among Rusoro Mining Ltd., Rusoro MH Acquisition Ltd., and Hecla Limited. Filed as exhibit 2.1 to Registrant’s Current Report on Form 8-K filed on June 25, 2008 (File No. 1-8491), and incorporated herein by reference. *

10.8	Letter agreement by and among Hecla Limited, Rusoro MH Acquisition, Ltd., and Rusoro Mining Ltd. dated June 27, 2008. Filed as exhibit 2.1 to Registrant’s Current Report on Form 8-K filed on July 3, 2008 (File No. 1-8491), and incorporated herein by reference.

10.9(a)	Amended and Restated Bank Credit Agreement, dated as of April 16, 2008, by and among Hecla Mining Company, various Lenders, The Bank of Nova Scotia, as the Administrative Agent for the Lenders, and Scotia Capital as Sole Lead Arranger and Sole Bookrunner. Filed as exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on April 22, 2008 (File No. 1-8491), and incorporated herein by reference. *

10.9(b)	Guaranty, dated as of April 16, 2008, by Hecla Mining Company. Filed as exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on April 22, 2008 (File No. 1-8491), and incorporated herein by reference.

10.9(c)	First Amendment to Amended and Restated Credit Agreement, dated October 16, 2008, by and among Hecla Mining Company, The Bank of Nova Scotia, as the Administrative Agent for the Lenders, and various Lenders. Filed as exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on October 16, 2008 (File No. 1-8491), and incorporated herein by reference. *

10.9(d)	Second Amendment to Amended and Restated Credit Agreement, dated December 9, 2008, by and among Hecla Mining Company, The Bank of Nova Scotia, as the Administrative Agent for the Lenders, and various Lenders. Filed as exhibit 10.4 to Registrant’s Current Report on Form 8-K filed on December 11, 2008 (File No. 1-8491), and incorporated herein by reference.

10.9(e)	Letter Agreement dated December 9, 2008, between Hecla Mining Company and The Bank of Nova Scotia, as the Administrative Agent for the Lenders. Filed as exhibit 10.5 to Registrant’s Current Report on Form 8-K filed on December 11, 2008 (File No. 1-8491), and incorporated herein by reference.

10.9(f)	Third Amendment to Amended and Restated Credit Agreement, dated December 30, 2008. Filed as exhibit 10.4 to Registrant’s Current Report on Form 8-K filed on January 2, 2009 (File No. 1-8491), and incorporated herein by reference. *

10.9(g)	Fourth Amendment to Amended and Restated Credit Agreement, dated February 3, 2009. Filed as exhibit 10.5 to Registrant’s Current Report on Form 8-K on February 3, 2009 (File No. 1-8491), and incorporated herein by reference. *

10.10	Securities Purchase Agreement, dated as of December 10, 2008 between Hecla Mining Company and the purchasers identified on the signature pages thereto. Filed as exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on December 11, 2008 (File No. 1-8491), and incorporated herein by reference.

10.11	Underwriting Agreement, dated February 4, 2009 between Hecla Mining Company and Canaccord Adams Inc. and Canaccord Capital. Filed as exhibit 1.1 to Registrant’s Current Report on Form 8-K filed on February 9, 2009 (File No. 1-8491), and incorporated herein by reference.

10.12	Exploration, Development and Mining Operating Agreement, dated February 21, 2008, by and among Emerald Mining & Leasing, LLC, Golden 8 Mining, LLC, and Rio Grande Silver, Inc. Filed as exhibit 2.1 to Registrant’s Current Report on Form 8-K filed on February 26, 2008 (File No. 1-8491), and incorporated herein by reference.*

10.13	First Amendment to that certain Exploration, Development and Mine Operating Agreement dated February 21, 2008, between Emerald Mining & Leasing, LLC, Golden 8 Mining, LLC, and Rio Grande Silver, Inc. by and among Emerald Mining & Leasing, LLC, EML, Emerald Ranch Limited Liability Company, Brian F. Egolf, Golden 8 Mining, LLC, and Rio Grande Silver, Inc. Filed as exhibit 2.2 to Registrant’s Current Report on Form 8-K filed on October 30, 2008 (Filed No. 1-8491), and incorporated herein by reference.

10.14	Employment Agreement dated June 1, 2007, between Registrant and Phillips S. Baker, Jr. (Registrant has substantially identical agreements with each of Messrs. Ronald W. Clayton, and Dean W. McDonald, and had substantially identical agreements with each of Messrs. Philip C. Wolf, Lewis E. Walde, Michael H. Callahan, and Ms. Vicki Veltkamp, all of whom are no longer employees of the Registrant). A substantially identical Employment Agreement was entered into between the Registrant and Don Poirier on July 9, 2007, as well as with James A. Sabala on March 26, 2008. Filed as exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (File No. 1-8491), and incorporated herein by reference. (1)

10.15	Form of Indemnification Agreement dated November 8, 2006, between Registrant and Phillips S. Baker, Jr., Ronald W. Clayton, Dean McDonald, Ted Crumley, John H. Bowles, David J. Christensen, George R. Nethercutt, Jr., and Anthony P. Taylor. A substantially identical Indemnification Agreement was entered into between the Registrant and Charles B.

Stanley and Terry V. Rogers on May 4, 2007, Don Poirier on July 9, 2007, and James A. Sabala on March 26, 2008. Filed as exhibit 10.7 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (File No. 1-8491). (1)

10.16(a)	Hecla Mining Company Executive and Senior Management Long-Term Performance Payment Plan. Filed as part of exhibit 10.16(a) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-8491), and incorporated herein by reference. (1)

10.16(b)	Hecla Mining Company Performance Pay Compensation Plan incorporated by reference herein to exhibit 10.5(a) to Registrant’s Form 10-K for the year ended December 31, 2004. (1)

10.16(c)	Hecla Mining Company 1995 Stock Incentive Plan, as amended. Filed as exhibit 10.2(b) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 1-8491), and incorporated herein by reference. (1)

10.16(d)	Hecla Mining Company Stock Plan for Nonemployee Directors, as amended. Filed as exhibit 10.4(c) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 1-8491), and incorporated herein by reference. (1)

10.16(e)	Hecla Mining Company Key Employee Deferred Compensation Plan, as amended. Filed as exhibit 10.16(e) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-8491), and incorporated herein by reference. (1)

10.16(f)	Hecla Mining Company form of Non-Qualified Stock Option Agreement (Under the Key Employee Deferred Compensation Plan) entered into between Hecla Mining Company and participants under the Key Employee Deferred Compensation Plan, as amended. Filed as exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (File No. 1-8491), and incorporated herein by reference. (1)

10.17(a)	Hecla Mining Company Retirement Plan for Employees and Supplemental Retirement and Death Benefit Plan. Filed as exhibit 10.17(a) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-8491), and incorporated herein by reference. (1)

10.17(b)	Supplemental Excess Retirement Master Plan Documents. Filed as exhibit 10.5(b) to Registrant’s Annual Report on Form 10-K/A-1 for the year ended December 31, 1994 (File No. 1-8491), and incorporated herein by reference. (1)

10.17(c)	Hecla Mining Company Nonqualified Plans Master Trust Agreement. Filed as exhibit 10.5(c) to Registrant’s Annual Report on Form 10-K/A-1 for the year ended December 31, 1994 (File No. 1-8491), and incorporated herein by reference. (1)

10.18	Restated Mining Venture Agreement among Kennecott Greens Creek Mining Company, Hecla Mining Company and CSX Alaska Mining Inc. dated May 6, 1994. Filed as exhibit 99.A to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 (File No. 1-8491), and incorporated herein by reference.

10.19	Engagement letter between Hecla Mining Company and Alvarez & Marsal North America, LLC, dated December 29, 2008. Filed as exhibit 10.19 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-8491), and incorporated herein by reference. (1)

10.20	Asset Purchase Agreement between Minera Hecla S.A. DE C.V., Minera William S.A. DE C.V., and BLM Minera Mexicana S.A. DE C.V., dated March 6, 2009. Filed as exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on March 11, 2009 (File No. 1-8491), and incorporated herein by reference.*

10.21	Securities Purchase Agreement dated as of June 2, 2009 between Hecla Mining Company and the purchasers defined on the signature pages thereto. Filed as exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on June 8, 2009 (File No. 1-8491), and incorporated herein by reference.*

10.22	Registration Rights Agreement dated as of June 2, 2009 between Hecla Mining Company and the purchasers identified on the signature pages thereto. Filed as exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on June 8, 2009 (File No. 1-8491), and incorporated herein by reference.

10.23	Placement Agency Agreement dated as of June 2, 2009 between Hecla Mining Company and Rodman & Renshaw LLC. Filed as exhibit 10.3 to Registrant’s Current Report on Form 8-K filed on June 8, 2009 (File No. 1-8491), and incorporated herein by reference.

21.1	List of subsidiaries of Registrant. Filed as exhibit 21 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-8491), and incorporated herein by reference.

23.1	K&L Gates LLP (included in Exhibit 5.1).

23.2	Consent of BDO Seidman, LLP.**

24.1	Powers of Attorney (included on signature page).

(1)	Indicates a management contract or compensatory plan or arrangement.

*	The agreements incorporated by reference contain a brief list identifying the contents of all omitted schedules, which schedules the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon its request.

**	Filed herewith.